UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

WESTERN DIGITAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose California	95119
(Address of Principal Executive Offices)	(zip code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value per share	WDC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On June 20, 2023, Western Digital Corporation (the “Company”) entered into (i) a second amendment (“Amendment No. 2”) to the Company’s Amended and Restated Loan Agreement, dated as of January 7, 2022 (as amended, the “Loan Agreement”), (ii) a first amendment (“DDTL Amendment No. 1”) and a second amendment (“DDTL Amendment No. 2”, and together with Amendment No. 2 and DDTL Amendment No. 1, the “Credit Agreement Amendments”) to the Company’s loan agreement, dated as of January 25, 2023 (as amended, the “DDTL Agreement” and together with the Loan Agreement, the “Credit Facilities”).

The Credit Agreement Amendments, among other changes, (a) modify the leverage ratio requirements applicable through the Company’s fiscal quarter ending July 1, 2025, (b) introduce a minimum liquidity covenant applicable through the Company’s fiscal quarter ending September 27, 2024 and a minimum free cash flow requirement applicable through the Company’s fiscal quarter ending December 29, 2023, and (c) extend the term loan commitments under the DDTL Agreement until August 14, 2023.

In connection with the Credit Agreement Amendments, the Company (solely with respect to obligations of any additional Borrower under the Loan Agreement) and Western Digital Technologies, Inc. (the “Initial Guarantor” and, together with any of the Company’s wholly-owned, material domestic subsidiaries that provide guarantees in the future the “Guarantors”) entered into guarantee agreements (the “Guarantees”) to unconditionally guarantee the obligations under the Credit Facilities, subject to certain exceptions. As required under the applicable indenture and pursuant to the First Supplemental Indenture dated as of June 20, 2023 (“First Supplemental Indenture”), the Guarantors will also guarantee the obligations under the Company’s 4.750% Senior Notes due 2026, for so long as and to the extent required under the terms of the indenture and First Supplemental Indenture governing such notes.

In connection with the Credit Agreement Amendments, the Company and the Initial Guarantor also entered into agreements to secure the obligations under the Credit Facilities on a first-priority basis (subject to permitted liens) by a lien on substantially all the assets and properties of the Company and the Initial Guarantor (the “Collateral”), subject to certain exceptions. The obligations under the Company’s 2.850% Senior Notes due 2029 and 3.100% Senior Notes due 2032 will be secured by the Collateral on an equal and ratable basis to the obligations under the Credit Facilities for so long as and to the extent required under the terms of the indenture and first supplemental indenture governing such notes.

Pursuant to the Credit Agreement Amendments, additional restrictive covenants will apply under each Credit Facility for so long as the obligations in respect of the Credit Facilities are secured by Collateral. The restrictive covenants include, among others, limitations on the incurrence of additional debt, liens on property, acquisitions and investments, loans and guarantees, mergers, consolidations, liquidations and dissolutions, asset sales, dividends and other payments in respect of Western Digital’s capital stock, prepayments of certain debt, transactions with affiliates and certain modifications of organizational documents and certain debt agreements.

The foregoing description is only a summary of certain provisions of the Credit Facilities, Security Agreements and the Guarantees and is qualified in its entirety by the terms of thereof, copies of which are attached hereto as Exhibit 10.1 to 10.8 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2, dated as of June 20, 2023, to the Amended and Restated Loan Agreement, dated as of January 7, 2022, by and among Western Digital Corporation, each lender party thereto, J.P. Morgan Chase Bank, N.A. as Administrative Agent and the other parties thereto.

10.2	Amendment No. 1, dated as of June 20, 2023, to the Loan Agreement, dated as of January 25, 2023, by and among Western Digital Corporation, each lender party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and the other parties thereto.

10.3	Amendment No. 2, dated as of June 20, 2023, to the Loan Agreement, dated as of January 25, 2023, by and among Western Digital Corporation, each lender party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and the other parties thereto.

10.4	Guaranty, dated as of June 20, 2023, by and among Western Digital Corporation, Western Digital Technologies, Inc. and JPMorgan Chase Bank, N.A. as Administrative Agent.

10.5	Guaranty, dated as of June 20, 2023, by and among Western Digital Corporation, Western Digital Technologies, Inc. and JPMorgan Chase Bank, N.A. as Administrative Agent.

10.6	Security Agreement, dated as of June 20, 2023, by and among Western Digital Corporation, Western Digital Technologies, Inc and JPMorgan Chase Bank, N.A. as Collateral Agent.

10.7	Security Agreement, dated as of June 20, 2023, by and among Western Digital Corporation, Western Digital Technologies, Inc. and JPMorgan Chase Bank, N.A. as Collateral Agent.

10.8	First Supplemental Indenture, dated as of June 20, 2023, by and among Western Digital Technologies, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION (Registrant)

Date: June 20, 2023	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary